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NEUBERGER BERMAN ALTERNATIVE FUNDS
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Neuberger Berman Alternative Funds

 Neuberger Berman Absolute Return Multi-Manager Fund
Neuberger Berman Long Short Multi-Manager Fund
605 Third Avenue
New York, New York 10158-0180
 800-877-9700
INFORMATION STATEMENT DATED FEBRUARY 26, 2016
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IMPORTANT NOTICE REGARDING THE
 AVAILABILITY OF THE INFORMATION STATEMENT
The Information Statement is available at www.nb.com.
The purpose of this Information Statement is to provide you with information about a new subadviser for the Neuberger Berman Absolute Return Multi-Manager Fund ("Absolute Return Multi-Manager Fund") and the Neuberger Berman Long Short Multi-Manager Fund ("Long Short Multi-Manager Fund) (each a "Fund"), each a series of Neuberger Berman Alternative Funds (the "Trust").  The information in this document should be considered to be an Information Statement for purposes of Schedule 14C under the Securities Exchange Act of 1934, as amended. You may obtain an additional copy of each Fund's Prospectus or Statement of Additional Information, or its most recent Annual Report or Semi-Annual Report, free of charge, by writing to the Trust at the address shown above, by calling 1-800-877-9700 or by visiting the Trust's website at www.nb.com.  This Information Statement is being mailed on or about February 29, 2016 to shareholders of record as of February 24, 2016.
BACKGROUND
Neuberger Berman Investment Advisers LLC (the "Manager"), located at 605 Third Avenue, New York, NY 10158, is the Funds' investment manager and administrator. The Manager is responsible for choosing each Fund's investments and handling its day-to-day business, including the oversight of the investment activities of the subadvisers of each Fund (each, a "Subadviser" and collectively, "Subadvisers").  The Manager allocates assets of each Fund to Subadvisers whose strategy it believes, when combined to form a single portfolio, can provide attractive risk-adjusted returns over the long term.
The Manager and the Funds have obtained an exemptive order from the Securities and Exchange Commission ("SEC") that permits the Manager to engage additional unaffiliated Subadvisers, and to enter into and materially amend existing or future subadvisory agreements with unaffiliated Subadvisers, upon the approval of the Trust's Board of Trustees ("Board"), without obtaining shareholder approval. Accordingly, the Manager is able, subject to the approval of the Board, to appoint and replace Subadvisers and to amend subadvisory agreements without obtaining shareholder approval.
At its meetings held on March 25-26, 2015, the Board, including the Trustees who are not "interested persons" (as that term is defined in the Investment Company Act of 1940, as amended ("1940 Act")) of the Trust or the Manager ("Independent Trustees"), considered and unanimously approved the Manager's proposal to appoint Portland Hill Capital LLP ("Portland Hill") as Subadviser to allocated portions of each Fund. The Manager's proposal was based on certain factors, including, but not limited to, the desire to add a new Subadviser that would complement the current investment strategies of each Fund's other Subadvisers by offering greater style diversification. The other current Subadvisers to the Absolute Return Multi-Manager Fund are Blue Jay Capital Management, LLC, Cramer Rosenthal McGlynn, LLC, GAMCO Asset Management Inc., Good Hill Partners LP, GSA Capital Partners LLP, Lazard Asset Management LLC, Levin Capital Strategies, L.P., Sound Point Capital Management, L.P., and TPH Asset Management, LLC.  The other current Subadvisers to the Long Short Multi-Manager Fund are Blue Jay Capital Management, LLC, Cramer Rosenthal McGlynn, LLC, Lazard Asset Management LLC, Levin Capital Strategies, L.P., and TPH Asset Management, LLC.
For investment management services, each Fund pays the Manager a management fee.  The addition of the new Subadviser will not result in a change to the management fee paid by either Fund.
The following table shows the management fee paid to the Manager and the subadvisory fees paid by the Manager to each Fund's Subadvisers during the fiscal period ended October 31, 2015.
Absolute Return Multi-Manager Fund
Management Fee Paid to the Manager	Management Fees Paid to the Manager as a % of Average Net Assets of the Fund	Subadvisory Fees Paid by the Manager to the Subadvisers	Subadvisory Fees Paid by the Manager to the Subadvisers as a % of Average Net Assets of the Fund
$29,654,460	1.81%	$14,598,461	0.89%

Long Short Multi-Manager Fund
Management Fee Paid to the Manager	Management Fees Paid to the Manager as a % of Average Net Assets of the Fund	Subadvisory Fees Paid by the Manager to the Subadvisers	Subadvisory Fees Paid by the Manager to the Subadvisers as a % of Average Net Assets of the Fund
$614,925	1.70%	$323,425	0.89%

INFORMATION REGARDING THE NEW SUBADVISER
The following provides additional information about the new Subadviser.
Portland Hill Capital LLP
General
Portland Hill is located at 21 Knightsbridge, London, SW1X7LY, United Kingdom.  Portland Hill, founded by Thierry Lucas in 2011, manages the assets allocated to the European event driven and equity long/short strategy.  As of December 4, 2015, Portland Hill managed approximately $387 million in total assets.
Investment Strategy
Portland Hill employs a global fundamental event driven and long/short strategy that is focused on equity securities of European companies.
Directors and Executive Officers
The following are directors and/or executive officers of Portland Hill. The address of each is 21 Knightsbridge, London, SW1X7LY, United Kingdom.
Name	Position
Thierry Lucas Martin Lafeldt Francisco de Almada	Partner/CIO Partner Partner/COO

No officer or Trustee of the Fund is an officer, employee, director, or shareholder of Portland Hill.
Comparable Funds
Portland Hill does not manage any other registered funds in accordance with a similar investment strategy, except for two other multi-manager funds managed by the Manager.
Compensation
Under the sub-advisory agreement by and between the new Subadviser and the Manager (the "Sub-Advisory Agreement"), the Manager is responsible for all fees payable to the new Subadviser for its services as a Subadviser to each Fund. The Funds are not responsible for the payment of any portion of such fees. Accordingly, the appointment of the new Subadviser to the Funds does not affect the management fees paid by each Fund or its shareholders.
Information Regarding the Sub-Advisory Agreement
Pursuant to the Sub-Advisory Agreement, the Subadviser has been delegated responsibility for the day-to-day management of the assets of each Fund allocated to the Subadviser. The Sub-

Advisory Agreement provides in substance that the Subadviser will make and implement investment decisions for each Fund in its discretion and will continuously develop an investment program for each Fund's assets allocated to such Subadviser.  The Sub-Advisory Agreement permits the Subadviser to effect securities transactions on behalf of each Fund through associated persons of the Subadviser.  The Sub-Advisory Agreement also specifically permits the Subadviser to compensate, through higher commissions, brokers and dealers who provide investment research and analysis to the Funds.
The Sub-Advisory Agreement continues with respect to each Fund until October 31, 2016, and is renewable from year to year thereafter, so long as its continuance is approved at least annually (1) by the vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval and (2) by the vote of a majority of the Trustees or by a majority vote of the outstanding shares in each Fund (as defined by the 1940 Act). The Sub-Advisory Agreement is subject to termination, without penalty, with respect to each Fund by the Trustees, or by a majority vote of the outstanding shares of each Fund (as defined by the 1940 Act), by the Manager on not less than 30 nor more than 60 days' prior written notice to the Funds.  The Subadviser is permitted to terminate the Sub-Advisory Agreement on 60 days' prior written notice to the Funds and Manager. The Sub-Advisory Agreement also terminates automatically with respect to each Fund if it is assigned or if the management agreement between the Manager and the Trust terminates with respect to each Fund.
BOARD CONSIDERATIONS1

At meetings held on March 25-26, 2015, the Board of the Trust, including the Independent Trustees, considered and approved the Sub-Advisory Agreement among the Neuberger Berman Management LLC ("Management"), NB Alternative Investment Management LLC (the "Adviser"), and Portland Hill (an "Additional Subadviser"), which will be responsible for managing a portion of the assets of each Fund. The Independent Trustees were advised by counsel that is experienced in 1940 Act matters and that is independent of Management ("Independent Counsel").
In evaluating the Sub-Advisory Agreement, the Board, including the Independent Trustees, reviewed extensive materials furnished by the Additional Subadviser in response to questions submitted by Management, the Adviser, the Board and Independent Counsel, and met with representatives of Management regarding the Subadviser's personnel, operations and financial condition as they relate to each Fund.  In addition, the Board, including the Independent Trustees, met with senior representatives of the Additional Subadviser regarding its personnel and operations.

1 On January 1, 2016, Neuberger Berman Management LLC transferred to Neuberger Berman Fixed Income LLC ("NBFI") its rights and obligations pertaining to all services it provides to all Neuberger Berman mutual funds, including the Fund, under any investment management, investment sub-advisory, and/or administration agreement, as applicable (the "Agreements"). Following the transfer, NBFI was renamed Neuberger Berman Investment Advisers LLC ("NBIA"). In addition, as of the date of the transfer, the services previously provided by NB Alternative Investment Management LLC are now being provided by NBIA. The consolidation did not result in any change in the investment processes currently employed by the Fund, the nature or level of services provided to the Fund, or the fees the Fund pays under its Agreements.

The Board evaluated the overall fairness of the Sub-Advisory Agreement to each Fund and whether the Sub-Advisory Agreement was in the best interests of each Fund and its shareholders. The Board considered the following factors with respect to each Fund, among others, in connection with its approval of the Sub-Advisory Agreement: (1) the nature, extent, and quality of the services to be provided by the Additional Subadviser; and (2) the expected costs of the services to be provided. In their deliberations, the Board members did not identify any particular information that was all-important or controlling, and the Trustees may have attributed different weights to the various factors.
The Board received and considered information regarding the nature, extent and quality of services to be provided to each Fund by the Additional Subadviser under the Sub-Advisory Agreement. The Board considered the experience and staffing of the portfolio management and investment research personnel of the Additional Subadviser who would perform services for the Funds, as well as the resources available to each. The Board reviewed the performance for accounts managed by the Additional Subadviser that were substantially similar in strategy to the strategy the Additional Subadviser will use for the Funds, noting that the accounts may not be subject to the same 1940 Act restrictions as the Funds. The Board considered the policies and practices regarding brokerage and allocation of portfolio transactions of each of the Additional Subadviser and noted that Management and Adviser would monitor the quality of the execution services provided by the Additional Subadviser.
The Board also reviewed whether the Additional Subadviser would use brokers to execute transactions for each Fund that provide research and other services to the Additional Subadviser, and the types of benefits potentially derived from such services by the Additional Subadviser, the Funds and other clients of the Additional Subadviser. The Board also considered the compliance programs and compliance history of the Additional Subadviser, including the Funds' Chief Compliance Officer's and the Adviser's assessment of the compliance programs of the Additional Subadviser. The Board also considered whether there were any pending lawsuits, enforcement proceedings or regulatory investigations involving the Additional Subadviser, and reviewed information regarding their financial condition, history of operations and any conflicts of interests in managing the Funds.
With respect to the overall fairness of the Sub-Advisory Agreement, the Board had previously considered each Fund's fee structure as compared to a peer group of comparable funds and any fall-out benefits likely to accrue to Management or its affiliates. Management indicated that similar comparative information was not available with respect to the amount paid to the Additional Subadviser. The Board did, however, consider an estimate of the costs of the services to be provided and estimated profits or losses that would be realized by Management and the Adviser as a result of adding the Additional Subadviser, as well as the fees the Additional Subadviser charges for similar products. The Board noted, however, that Management, and not the Funds, pays the fee to the Additional Subadviser and therefore the fees charged by the Additional Subadviser will not change the overall expenses of each Fund. The Board also considered whether there are other business arrangements between Management or the Adviser and the Additional Subadviser that could give rise to potential conflicts.  It considered whether the Sub-Advisory Agreement will or should provide for breakpoints in the fees and, as a general matter, the way in which any such breakpoints should factor into the fees paid by each Fund.

Conclusions as to Additional Sub-Advisory Agreement
In approving the Sub-Advisory Agreement, the Board concluded that the Sub-Advisory Agreement is fair and reasonable and that approval of the Sub-Advisory Agreement is in the best interests of each Fund and its shareholders. In reaching this determination, the Board considered that the Additional Subadviser could be expected to provide a high level of service to each Fund; that the Additional Subadviser's fees appeared to the Board to be reasonable given the nature and quality of services expected to be provided; and that the expected benefits accruing to the Additional Subadviser and its affiliates and Management and its affiliates by virtue of their relationship with the Funds were reasonable in light of the expected costs of providing the sub-advisory services and the expected benefits accruing to each Fund.
ADDITIONAL INFORMATION ABOUT THE FUNDS
Portfolio Transactions
To the extent permitted by law and in accordance with procedures established by the Board, affiliates of the Manager or Subadvisers are permitted to act as brokers for each Fund in the purchase and sale of its portfolio securities (other than certain securities traded on the over-the-counter market) where such brokers are capable of providing best execution ("Affiliated Brokers"). For the fiscal period ended October 31, 2015, the Funds did not pay any brokerage commissions to Affiliated Brokers.
Control Persons and Principal Holders
As of January 31, 2016, the following are all of the beneficial and record owners of five percent or more of a class of each Fund. Except where indicated with an asterisk, the owners listed are record owners. These entities hold these shares of record for the accounts of certain of their clients and have informed the Funds of their policy to maintain the confidentiality of holdings in their client accounts, unless disclosure is expressly required by law.
Absolute Return Multi-Manager Fund
Class	Name & Address	Percent Owned

Class A	RAYMOND JAMES MUTUAL FUNDS HOUSE ACCOUNT 880 CARILLON PKWY ST PETERSBURG FL 33716-1100	17.69%

	CHARLES SCHWAB & CO INC ATTN MUTUAL FUNDS 211 MAIN ST SAN FRANCISCO CA 94105-1905	17.45%

	PERSHING LLC 1 PERSHING PLZ JERSEY CITY NJ 07399-0002	6.96%

Class	Name and Address	Percent Owned

Class C	MERRILL LYNCH PIERCE FENNDER & SMITH 4800 DEER LAKE DR E FL 2 JACKSONVILLE FL 32246-6484	24.65%

	MORGAN STANLEY SMITH BARNEY HARBORSIDE FINANCIAL CENTER PLAZA 2 3RD FLOOR JERSEY CITY NJ 07311	13.99%

	UBS WM USA 1000 HARBOR BLVD, 5TH FLOOR WEEHAWKEN NJ 07086-6761	11.14%

	RAYMOND JAMES MUTUAL FUNDS HOUSE ACCOUNT 880 CARILLON PKWY ST PETERSBURG FL 33716-1100	8.14%

Institutional Class	CHARLES SCHWAB & CO INC ATTN MUTUAL FUNDS 211 MAIN ST SAN FRANCISCO CA 94105-1905	18.61%

	NATIONAL FINANCIAL SERVICES LLC 499 WASHINGTON BLVD FL 4 JERSEY CITY NJ 07310-2010	14.02%

	LPL FINANCIAL ATTN MUTUAL FUND TRADING 4707 EXECUTIVE DR SAN DIEGO CA 92121-3091	12.02%

	UBS WM USA 1000 HARBOR BLVD, 5TH FLOOR WEEHAWKEN NJ 07086-6761	11.43%

	MORGAN STANLEY SMITH BARNEY HARBORSIDE FINANCIAL CENTER PLAZA 2 3RD FLOOR JERSEY CITY NJ 07311	9.20%

	JP MORGAN CLEARING CORP 3 CHASE METROTECH CENTER 3RD FLOOR MUTUAL FUND DEPT BROOKLYN NY 11245-0001	7.24%

Class	Name and Address	Percent Owned

	PERSHING LLC 1 PERSHING PLZ JERSEY CITY NJ 07399-0002	6.52%

	MERRILL LYNCH PIERCE FENNDER & SMITH 4800 DEER LAKE DR E FL 2 JACKSONVILLE FL 32246-6484	6.43%

Class R6	NFS LLC FEBO THE NORTHERN TRUST COMPANY PO BOX 92956 CHICAGO IL 60675-2956	80.84%

	NFS LLC FEBO THE PRIVATE BANK AND TRUST CO. 120 S LA SALLE ST FL 7 CHICAGO IL 60603-3403	12.46%

	NFS LLC FEBO FIIOC AS AGENT FOR QUALIFIED EMPLOYEE BENEFIT PLANS (401K) FINOPS-IC FUNDS 100 MAGELLAN WAY # KW1C COVINGTON KY 41015-1987	6.40%
As of January 31, 2016, the Trustees and officers, as a group, owned less than 1% of each class of shares of the Fund.
Long Short Multi-Manager Fund
Class	Name & Address	Percent Owned

Class A	PERSHING LLC 1 PERSHING PLZ JERSEY CITY NJ 07399-0002	47.51%

	NEUBERGER BERMAN LLC* MUTUAL FUND SEED ACCOUNT 605 THIRD AVE FL 3 NEW YORK NY 10158-3698	9.37%

	NFS LLC FEBO DAVID G KUPPERMAN JIN YOUNG HUR 50 WILLIAM ST DEMAREST NJ 07627-2227	9.04%

Class	Name and Address	Percent Owned

Class C	RAFAEL D ESCANDON 43 EDINBURGH ST SAN FRANCISCO CA 94112-1603	14.64%

	PERSHING LLC 1 PERSHING PLZ JERSEY CITY NJ 07399-0002	14.54%

	LPL FINANCIAL ATTN MUTUAL FUND TRADING 4707 EXECUTIVE DR SAN DIEGO CA 92121-3091	13.25%

	JOHN E KEMPER DESIGNATED BENE/TOD PL 5004 GROVE AVE RICHMOND VA 23226-1606	10.38%

	MORGAN STANLEY SMITH BARNEY 201 PLAZA TWO, 3RD FL JERSEY CITY NJ 07311-1100	8.45%

	NEUBERGER BERMAN LLC* MUTUAL FUND SEED ACCOUNT 605 THIRD AVE FL 3 NEW YORK NY 10158-3698	7.36%

	NFS LLC FEBO FRANCINE LATT WINTNER TTEE 314 S LAS PALMAS AVE LOS ANGELES CA 90020-4814	5.37%

Institutional Class	NEUBERGER BERMAN LLC* MUTUAL FUND SEED ACCOUNT 605 THIRD AVE FL 3 NEW YORK NY 10158-3698	42.59%

	JP MORGAN CLEARING CORPS FBO 0270960601813 3 CHASE METROTECH CENTER BROOKLYN NY 11245-0001	40.98%

	NATIONAL FINANCIAL SERVICES LLC ATTN MUTUAL FUNDS DEPT 499 WASHINGTON BLVD FL 4 JERSEY CITY NJ 07310-2010	6.36%

	LPL FINANCIAL ATTN MUTUAL FUND TRADING 4707 EXECUTIVE DR SAN DIEGO CA 92121-3091	6.35%

As of January 31, 2016, the Trustees and officers, as a group, owned less than 1% of each class of shares of the Fund.
Outstanding Shares
There were 96,929,632 Institutional Class shares, 16,311,302 Class A shares, 7,399,143 Class C shares and 1,630,754 of Class R6 shares of the Absolute Return Multi-Manager Fund issued and outstanding as of January 29, 2016.
There were 3,208,591 Institutional Class shares, 111,108 Class A shares and 140,921 Class C shares of the Long Short Multi-Manager Fund issued and outstanding as of January 29, 2016.
Document Delivery.  Please note that only one annual report or information statement may be delivered to two or more shareholders of each Fund who share an address, unless the Fund has received instructions to the contrary.  To request a separate copy of an annual report or information statement, or for instructions as to how to request a separate copy of such documents or as to how to request a single copy if multiple copies of such documents are received, shareholders should contact the Funds at 605 Third Avenue, New York, New York 10158-0180 or 1-800-877-9700.

R0039  02/16